                                                                EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-02418 of Smith Micro Software, Inc. on Form S-8 of our report dated February 17, 1997, appearing in this Annual Report on Form 10-K of Smith Micro Software, Inc. for the year ended December 31, 1996.


/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
March 29, 1997